Exhibit 10.2

EMPLOYMENT AGREEMENT CANCELATION AGREEMENT

This CANCELATION AGREEMENT (this “Agreement”) is entered into as of December 30, 2014 (the “Cancelation Date”), by and between YRC Worldwide Inc., a Delaware Corporation (the “Company”), and Jamie G. Pierson (the “Executive”).

WHEREAS the Company and the Executive are currently parties to that certain employment agreement (the “Employment Agreement”) entered into November 3, 2011 and amended October 30, 2012.

WHEREAS, in connection with the termination of the Employment Agreement, the Company and the Executive are entering into the severance agreement dated December 30, 2014 (the “Severance Agreement”) attached hereto as Exhibit A;

WHEREAS, in consideration for canceling the Employment Agreement the Company is entering into the Severance Agreement and granting the Executive 178,859 shares of restricted stock (the “Guaranteed Stock Grant”) which amount reflects the remaining shares of restricted stock guaranteed to be granted to the Executive under the Employment Agreement on the sole condition that Executive remained employed through the end of his contract term; and

WHEREAS, the Company and the Executive desire to terminate the Employment Agreement as of the Cancelation Date on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and mutual agreements contained in this Agreement, the parties agree as follows:

1. The Employment Agreement shall, subject to this Agreement, terminate on the Cancelation Date.

2. The Company and the Executive shall enter into the Severance Agreement.

3. In consideration for the cancelation of the Employment Agreement, the Company hereby grants to the Executive the Guaranteed Stock Grant, which will vest 20% on February 28, 2015, 60% on July 31, 2015 and 20% on February 28, 2016.

4. Section 4(c) of the Employment Agreement shall continue to apply in accordance with its terms.

IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first written above.

YRC WORLDWIDE INC.

/s/ James L. Welch
Name: James L. Welch Title: Chief Executive Officer

/s/ Jamie G. Pierson
Jamie G. Pierson

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